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Exhibit 10.12



                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") dated on or as of ________________, 2000 ("Effective Date") is by and between SILVER RAMONA MINING, INC., a Delaware corporation ("Purchaser"), and L+R MORAN, Inc., a Texas corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller is the owner of certain assets described in this Agreement; and

         WHEREAS, Purchaser desires to purchase and Seller desires to sell substantially all of its assets as hereinafter described or referenced in this Agreement;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged and confessed, and subject to the terms and conditions set forth herein, Seller and Purchaser agree as follows:

         1.       ACQUISITION.

                  (a) PURCHASED ASSETS. Subject to and upon the terms and conditions hereinafter set forth, Seller agrees to grant, bargain, convey, sell, transfer, assign and deliver to Purchaser, and Purchaser hereby agrees to purchase from Seller the following (collectively, the "Purchased Assets"):

                           (i)      The inventory and equipment of the business;

                           (ii)     good will of the Seller;

                           (iii)    contracts and receivables;

                           (iv)     software;

                           (v)      advertising materials; and

                           (vi)     trade name.

         The parties agree to execute a form of allocation of purchase price at or prior to Closing which will comply with applicable provisions of the Internal Revenue Code, and a detailed listing of inventory, equipment and receivables is attached as Schedule 1.

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                  (b)      CONSIDERATION

                           (i) 50,000 shares of Silver Ramona Mining, Inc.,
                  common stock, which Seller may convert to $50,000 cash at seller's option upon Purchaser's conclusion of a private placement or secondary offering of at least $2,000,000.00 on or before July 1, 2000.

                           (ii) $950,000.00 out of the proceeds of a primary or
                  secondary offering of stock at $1.00 per share.

                           (iii) It is understood that as to the initial $50,000
                  payment made in Purchaser's stock, that Purchaser guarantees that the stock shall have a value of $50,000 on July, 2001, or it will redeem the stock for $50,000 cash on that date at Seller's option.

         2. CLOSING. Closing shall occur at the offices of Curby Ligon, 8214 Westchester, Suite 500, Dallas, Texas 75225 at 10:00 a.m. on December 14, 2000, unless the parties by mutual agreement select a different date or place.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser that:

                  (a) ORGANIZATION AND STANDING OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to conduct business.

                  (b) AUTHORITY TO CONTRACT. Seller has the legal power and right to enter into and perform this Agreement, and the consummation of the transaction described in this Agreement will not result in the breach or termination of any agreement, mortgage or instrument to which Seller is bound.

                  (c) LIABILITIES TO BE PAID BY SELLER. Purchaser is not obligated for any or Seller's liability nor are any of the assets being purchased subject to any liabilities which will not be paid by the Seller at Closing.


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                  (d) LITIGATION. Except for the matters described in Schedule 2 attached hereto, Seller is not a party to any legal or governmental actions, claims, suits or judgment, nor does Seller have notice of any claim or suit. Seller has not filed any bankruptcy or insolvency proceeding.

                  (e) TAXES. Seller has duly and timely filed all federal, state, and local tax returns required to be filed, or has made adequate provision for the payment of all taxes which are due pursuant to any returns.

                  (f) FINANCIAL STATEMENTS. Seller has furnished to Purchaser financial statements of Seller as of December 31, 1999 and for the period ending November 30, 2000, and the related statements of income and cash flow for the periods therein ("Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles, and fairly present the financial position of Seller during the period indicated. There are no material liabilities, direct or indirect, fixed or contingent of Seller which are not reflected in the Financial Statements.

                  (g) BROKERS. Seller is not a party to or in any way obligated under a brokerage contract or other agreement and there are no outstanding claims against Seller for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement. Seller agrees to indemnify and hold harmless Purchaser from any and all liability, for any brokerage commissions, finders fees or similar obligations contracted for or incurred by Seller.

                  (h) GOVERNMENTAL LICENSES AND PERMITS: COMPLIANCE WITH LAWS. The Seller has not received any notice of any revocation or modification or any license, certificate, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity. To the knowledge of the Seller, the Seller is in compliance with all applicable laws.

         Each of the above representations and warranties shall survive Closing.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller that:

                  (a) ORGANIZATION, STANDING AND AUTHORITY OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has


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full corporate power and authority to conduct its business as it is now being conducted and to enter into and carry out the provisions of this Agreement.

                  (b) AUTHORIZATION. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by the Board of Directors of Purchaser, and do not violate any provisions of the Articles of Incorporation or By-laws of Purchaser.

                  (c) BROKERS. Purchaser has no outstanding claims against it for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement. Purchaser agrees to indemnify and hold harmless Seller from any and all liability for any brokerage commissions, finders fees or similar obligations contracted for or incurred by Purchaser.

         5. INDEMNIFICATION BY PURCHASER. Purchaser agrees to defend, indemnify and hold harmless Seller and its successors or assigns from, against, and in respect, of any and all loss or damage (including attorneys and accounting fees) resulting from the operation of the Subject Business and in which the event giving rise to the occurrence had its inception after transfer of possession of the Purchased Assets and relates to the operation of the Subject Business by Purchaser or its agents.

         6. INDEMNIFICATION BY SELLER. Seller and L. D. Moran agrees to defend, indemnify and hold harmless Purchaser and its successors and assigns from, against, and in respect, of any and all loss or damage (including attorneys and accounting fees) (i) resulting from the operation of the Subject Business or in which the event giving rise to the occurrence had its inception before transfer of possession of the Purchased Assets and relates to the operation of the Subject business prior to transfer; and (ii) any breach by Seller of the terms of this Agreement.

         7. DEFAULT.

                  (a) If seller should default under this Agreement, Purchaser's remedies shall include (1) an action for specific performance of this Agreement, or (2) monetary damages for breach as permitted by law.


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                  (b) If Purchaser should default under this Agreement, then
Seller shall be entitled to specific performance, or may select to be released from all obligations hereunder.

         8. EXPENSES. Seller and Purchaser shall each pay its or their own expenses (including without limitation counsel and accounting fees and expenses) incident to the preparation and carrying out of this Agreement and the consummation of the transactions contemplated hereby, except as otherwise provided for herein.

         9. NOTICES. All notices, demands and requests which may be given or which are required to be given by any party to the others, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either personally delivered to the intended recipient; sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; delivered in person to the address set forth below for the party to which the notice was given; deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below; or sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt or, if delivery is not accepted, on the earlier of the date that delivery is refused or three (3) days after the date the notice is mailed. For purposes of this Section, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

         (a)      if to Seller,

                           L+R Moran, Inc.
                           Attn: L. D. Moran
                           4220 Proton Road, Ste. 170
                           Dallas, TX 75244


         (b)      if to Purchaser,


                           Silver Ramona Mining, Inc.
                           Attn: Milton S. Cotter, President
                           2100 Highway 360N, Suite 400-B
                           Grand Prairie, Texas 75050


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Any party hereto may designate a different address by notice given to the other parties.

         10. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to close shall be subject to the following conditions:

                  (a) The representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date.

                  (b) On the Closing Date, Seller shall have executed and delivered all necessary instruments of transfer required to permit Purchaser to run the business, including, but not limited to any assignment of marks and intellectual property, telephone numbers, leases and of any bill of sale.

         11. COVENANT AGAINST COMPETITION.

                  (a) For a period of four years following the date of Closing Seller and its principal owner L. D. Moran, shall not (i) directly or indirectly conduct or have any beneficial ownership or equity interest in any Competing Business operating within Purchaser's area of influence, which is within the geographic area in which Silver Ramona Mining, Inc. or L+R Moran operates, or has commenced business activity, whether such interest is structured as a partner, shareholder, beneficiary, or otherwise, or have any right, option, agreement, understanding, or arrangement to acquire any such interest; (ii) solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate to or for a Competing Business the business of any person or entity located within the Area which was a customer of the company (or within one year prior to the Closing Date), (iii) induce or attempt to induce any of companies' business contacts to curtail its orders or cancel its business, (iv) induce or attempt to induce any employee of companies to terminate or modify their employment arrangement. For the purposes of this Section 11, "Competing Business" means any business which is engaged in the business of International Employment Testing software.

         (b) If Seller commits a breach, or threatens to commit a breach of the provisions of subsection (a) above, Purchaser shall have the right and remedy to have the provisions of subsection specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Purchaser and that money damages will not provide remedy to Purchaser.


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         (c) If any of the covenants contained in subsection (a) above, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in subjection (a) above, or any part thereof, are held to be unenforceable because of the scope or duration of such provision of the geographic area covered thereby, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of such provision and, in its reduced form, said provision shall then be enforceable.

         12. MISCELLANEOUS.

                  (a) ASSIGNMENT. This Agreement may not be assigned by any party hereto without the consent of the other parties.

                  (b) PRORATION OF TAXES AND ADJUSTMENTS. All state and local personal property taxes relating to the Purchased Assets shall be prorated between Purchaser and Seller as of the Transfer of Possession of Subject Business.

                  (c) SECTION AND PARAGRAPH HEADINGS. The Section and Paragraph headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.

                  (d) AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

                  (e) ENTIRE AGREEMENT. If any provision of this Agreement is held invalid or unenforceable, it is the intent of the parties that all other provisions remain fully valid. This Agreement and the exhibits, schedules, certificates, and documents referred to herein constitute the entire agreement of the parties, and supersede all understandings with respect to the subject matter hereof.

                  (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


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                  (g) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND DEEMED PERFORMABLE IN THE STATE OF TEXAS.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date and year first above written.

                                         PURCHASER:

                                         SILVER RAMONA MINING, INC.

                                         By:
                                            ---------------------------

                                         SELLER:

                                         L+R MORAN, INC.

                                         By:
                                            --------------------------


                                         By:
                                            --------------------------
                                            L. D. Moran, Personally


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                               SCHEDULE 1 (a) (i)

                           PROPERTY/ASSET DESCRIPTIONS

                    (To be updated within 3 days of Closing)


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                               SCHEDULE 1 (a) (ii)

                             INVENTORY AND EQUIPMENT


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                                   SCHEDULE 2

                                   LITIGATION


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